UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 19, 2017

ARC LOGISTICS PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36168	36-4767846
(Commission File Number)	(IRS Employer Identification No.)

725 Fifth Avenue, 19th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 993-1290

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01.	Other Events.

On June 19, 2017, the board of directors (the “Board”) of Arc Logistics GP LLC (the “General Partner”), the general partner of Arc Logistics Partners LP (the “Partnership”), determined that Edward P. Russell, a member of the Board, is independent as defined under the independence standards established by the New York Stock Exchange (the “NYSE”) and under Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended, and appointed Mr. Russell to serve on the Audit Committee of the Board. Mr. Russell has served as a Director of the General Partner since November 2013.

On June 26, 2017, the Partnership received an official notice from the NYSE that it is in compliance with all NYSE corporate governance listing standards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARC LOGISTICS PARTNERS LP

	By:	ARC LOGISTICS GP LLC, its General Partner

Date: June 26, 2017	By:	/s/ Bradley K. Oswald

	Name:	Bradley K. Oswald
	Title:	Senior Vice President, Chief Financial Officer and Treasurer